Amendment 8 to Participation Agreement

This amendment effective as of November 13, 2023 (the “Amendment”), amends the Participation Agreement (the "Agreement") dated July 8, 1996, as amended, by and among PRUCO Life Insurance Company ("Company"), T. Rowe Price Equity Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price Investment Services, Inc. (collectively, the "Parties"), as follows:
WHEREAS, the parties desire to update the Funds and Designated Portfolios available pursuant to the Agreement and;
WHEREAS, the parties desire to include T. Rowe Price Fixed Income Series, Inc. as a party to the Agreement as of the effective date of this Amendment.
NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree to amend the Agreement as follows:
1. T. Rowe Price Fixed Income Series, Inc. is hereby added as a party the Agreement and all references to “Fund” or “Funds” in the Agreement shall be read to include the T. Rowe Price Fixed Income Series, Inc., as appropriate.
2. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
3. This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
4. All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Agreement.
5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

6. Section 2.3 is hereby deleted in its entirety and replaced with the following:

2.3 The Fund may make payments to finance distribution and personal expenses pursuant to Rule 12b-1. If such payments are made, each Fund will undertake to have its Board, a majority of whom are not interested person of the Fund, adopt and approve any payment plan pursuant to Rule 12b-1 under the 1940 Act.
7. Section 5.1 is hereby deleted in its entirety and replaced with the following:
5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement. If the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make 12b-1 payments to the Company, or to the underwriter for the Contracts, if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter pursuant to a separate written agreement. No such payments shall be made directly by the Fund.

(signature page to follow)

IN WITNESS WHEREOF, the undersigned parties hereby amend this Schedule A in accordance with the Agreement. This amendment shall be effective as of the date first referenced above.

COMPANY: PRUCO LIFE INSURANCE COMPANY
By its authorized officer

By: /s/ Lee Hathaway
Title: Vice President - Product Strategy
Date: November 13, 2023

FUND: T. ROWE PRICE EQUITY SERIES, INC.
By its authorized officer

By: /s/___________________
Title: Vice President
Date: November 9, 2023

FUND: T. ROWE PRICE INTERNATIONAL SERIES, INC.
By its authorized officer

By: /s/___________________
Title: Vice President
Date: November 9, 2023

UNDERWRITER: T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer

By: /s/___________________
Title: Vice President
Date: November 9, 2023

SCHEDULE A

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Trust Classes and Series
Pruco Life Flexible Premium Annuity Account	June 6, 1995	811-07325	All Class I and/or Class II of the Designated Portfolios of the Funds as mutually agreed upon by the Parties
Pruco Life Variable Appreciable Account	January 13, 1984	811-03971	All Class I and/or Class II of the Designated Portfolios of the Funds as mutually agreed upon by the Parties
Pruco Life Variable Universal Account	April 17, 1989	811-05826	All Class I and/or Class II of the Designated Portfolios of the Funds as mutually agreed upon by the Parties
Pruco Life Variable Contract Account M	March 30, 2001	exempt	All Class I and/or Class II of the Designated Portfolios of the Funds as mutually agreed upon by the Parties
Pruco Life Variable Contract Account M-2	May 4, 2001	exempt	All Class I and/or Class II of the Designated Portfolios of the Funds as mutually agreed upon by the Parties